Exhibit 10.17

BERONI GROUP

DATED 11 May 2021

BERONI GROUP LIMITED

- and -

YUKIO HATOYAMA

DEED OF VARIATION

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

PENAO Resolution

Milestone Payments

It is hereby resolved with immediate effect the Board of Directors of PENAO Pty Ltd (the Company) (ACN 634 333 387) approve a delay to the estimated delivery dates of the milestone payments Beroni must pay the Company.

The rationale for the delay is that Beroni has just submitted its prospectus to list on the NASDAQ where it expects to raise significant funds. The process is estimated to complete by August 2021 and payment will be made then, if not before.

From an operational perspective, it would be prudent to delay initiation of manufacture until we have certainty of China’s NMPA standards. A Request for Proposal prioritising NMPA engagement asks CRO for costed tenders to write to the NMPA and arrange a pre-IND meeting. Questions will include NMPA expectations regarding Drug Substance purity, tech transfer and equipment standards.

Contemporary Milestone Payments:

●	$1.3M targeted for 01st March 2021. This is milestone payment Initiation of drug manufacturing campaign with an approved contract manufacturing organisation.
●	$1.5M targeted for 01st June 2021. This is milestone payment China NMPA engagement.

In accordance with the PENAO Shareholders Variation Agreement “In order to reimburse the Company for costs incurred in achieving the milestones, and to support the Company’s activities and contribute to the operating capital, Beroni must pay the Company the following amounts within 7 Business Days after the achievement of each of the below milestones and the Company must issue the Shares, as follows:

	Version 21 Dec 2020
				Shares to be issued			Notes to be issued
#	Milestone	Estimated date	Amount to be paid by Beroni	Beroni	NSi - Shares	Total Shares to be issued	NSi - Notes	NSi Shares + Notes
0	Provided under term sheet with Cystemix	received	$400,000	40,000	60,000	100,000	0	60,000
	Progress payments to PENAO	March, June, August 2020	$350,000	35,000	0	35,000	52,500	52,500
1	Revision to Shareholders Agreement and enter Convertible Notes Agreement	31-Dec-20	$300,000	30,000	9,000	39,000	36,000	45,000
2	Initiation of drug manufacturing campaign with an approved contract manufacturing organisation	1-Mar-21	$1,300,000	130,000	83,115	213,115	111,885	195,000
3	China NMPA engagement	1-Jun-21	$1,500,000	150,000	95,902	245,902	129,098	225,000
4	Progress payment	1-Sep-21	$1,000,000	100,000	63,934	163,934	86,066	150,000
5	Contract Research Organisation engagement	1-Dec-21	$1,000,000	100,000	63,934	163,934	86,066	150,000
6	Clinical Study Site Initiation	1-Mar-22	$1,000,000	100,000	63,934	163,934	86,066	150,000
7a	Progress payment	1-Jun-22	$1,000,000	100,000	63,934	163,934	86,066	150,000
7b	Progress payment	1-Sep-22	$1,000,000	100,000	63,934	163,934	86,066	150,000
7c	Progress payment	1-Dec-22	$1,000,000	100,000	63,934	163,934	86,066	150,000
	TOTAL		$9,850,000	985,000	631,621	1,616,621	845,879	1,477,500
	Proportion of shareholding			60.93%	39.07%

This resolution was passed by a simple majority in a circular communication to the Board of Directors by Vincent Ruffles on the 21st April 2021.

Signed		Date	27/4/2021

CONTENTS

Clause		Page
1.	DEFINITIONS AND INTERPRETATION	1
2.	VARIATION OF THE ORIGINAL AGREEMENT	2
3.	GENERAL	2

Peter French, Chair